                                      EXHIBIT 11
                                   McGrath RentCorp
                         Weighted Average Shares Composition

                                                           YEAR ENDED DECEMBER 31,
                                                           -----------------------
                                                     1996           1995           1994
                                                     ----           ----           ----
                  PRIMARY
                  -------
Weighted common shares issued and outstanding     7,551,194      7,974,362      8,279,350
Common stock equivalents                            101,707        109,885        135,920
                                                  ---------      ---------      ---------
  Shares used for EPS calculation                 7,652,901      8,084,247      8,415,270
                                                  ---------      ---------      ---------
                                                  ---------      ---------      ---------

               FULLY DILUTED
               -------------
Weighted common shares issued and outstanding     7,551,194      7,974,362      8,279,350
Common stock equivalents                            125,365        125,017        147,409
                                                  ---------      ---------      ---------
  Computed fully diluted shares                   7,676,559      8,099,379      8,426,759
                                                  ---------      ---------      ---------
                                                  ---------      ---------      ---------

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